As filed with the Securities and Exchange Commission on October _ , 2002
                                          File No. 000-27727

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        CYBER GROUP NETWORK CORPORATION
                        -------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                                33-0901534
       ----------                                           ----------------
(State of Incorporation)                                (I.R.S. Employer ID No.)

                            Stock Incentive Plan #2
                          -----------------------------
                            (Full title of the Plans)


     Pacific Corporate Services, 5844 South Pecos Road, Las Vegas, NV 89120
     ----------------------------------------------------------------------
                    (Name and Address of Agent for Service)


                                 (702) 450-3700
          (Telephone number including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


                                            PROPOSED     PROPOSED
                                            MAXIMUM      MAXIMUM
TITLE OF SECURITIES           AMOUNT OF     OFFERING     AGGREGATE   AMOUNT
SECURITIES TO BE REGISTERED   SHARES TO BE  PRICE PER    OFFERING    OF REG.
                              REGISTERED    SHARE        PRICE       FEE2
                              ------------  -----------  ----------  --------

0.001par value Common          40,000,000  $ 0.0012(1)  $48,000.00  $   4.42
Stock
      Totals                   40,000,000  $ 0.0012     $48,000.00  $   4.42

Total No. of pages: 33.


               (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 as amended. The calculation of the registration fee is based upon a per share price of $.0012 which was the average of the high ($0.0014) and low ($.001) sales prices of the Registrant's common stock on November 8, 2002 as reported on the Over-the-Counter Electronic Bulletin Board.

                                   PROSPECTUS

                         CYBER GROUP NETWORK CORPORATION
                                 P.O. BOX 11403
                            SAN BERNARDINO, CA 92423
                                 (909) 890-5849

                       (40,000,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by CYBER GROUP NETWORK CORPORATION, ("CGPN"), a Nevada corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) pursuant to its STOCK
INCENTIVE PLAN #2 where by certain individuals receive stock options to stimulate their involvement and continued involvement in the Company. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Employee, Officer, Director or Consultant 40,000,000 shares of the Common Stock in consideration for services rendered and/or to be rendered and payments made under the STOCK INCENTIVE PLAN #2.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. Shares registered hereunder are being sold to both affiliates and non-affiliates of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to
Section  16(b)  of  the Securities Exchange Act of 1934 as amended (the Exchange
Act) which would limit their discretion in transferring the shares acquired in the Company. If the individual who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The  Common  Stock  is  Listed  on the OTC bulletin board under the symbol CGPN.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is November 8, 2002

     This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities
Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: CYBER GROUP NETWORK CORPORATION, P.O. BOX 11403, SAN BERNARDINO, CA 92423, telephone (909) 890-9769.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on the a automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                           7

ITEM 1. PLAN lNFORMATION                                                       7

GENERAL lNFORMATION                                                            7
The Company                                                                    7
Purpose                                                                        7
Common Stock                                                                   7
The Consultant                                                                 7
No Restrictions on Transfer                                                    7
Tax Treatment to the Consultant                                                7
Tax Treatment to the Company                                                   8
Restrictions on Resales                                                        8

DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION                   8

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Legal Opinion and Experts                                                      9
Indemnification of Officers and Directors                                      9

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                             9

ITEM 3.  lNCORPORATION OF DOCUMENTS BY REFERENCE                               9

ITEM 4.  DESCRIPTION OF SECURITIES                                             9

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                               10

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                            10

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                                  13

ITEM 8.  EXHIBITS                                                             14

ITEM 9.  UNDERTAKINGS                                                         14

EXHIBIT INDEX                                                                 17

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION

GENERAL INFORMATION

THE COMPANY

     The Company has its principal offices at P.O. BOX 11403, SAN BERNARDINO, CA 92423, telephone (909) 890-9769.

PURPOSES

     The Common Stock will be issued by the Company pursuant to its STOCK INCENTIVE PLAN #2 which has been approved by the Board of Directors of the Company (the "Board of Directors"). The STOCK INCENTIVE PLAN #2 is hoped to provide a method whereby the Company's current employees and officers and non employee directors and consultants may be stimulated and allow the Company to secure and retain highly qualified employees, officers, directors and non employee directors and consultants, thereby advancing the interests of the Company, and all of its shareholders. A copy of the STOCK INCENTIVE PLAN #2 has been filed as an exhibit to this Registration Statement.

COMMON  STOCK

     The Board has authorized the issuance of up to 40,000,000 shares of the Common stock pursuant to the Company's STOCK INCENTIVE PLAN #2 upon effectiveness of this registration Statement.

THE  COMPANY  STOCK  INCENTIVE  PLAN

     The Company has established a STOCK INCENTIVE PLAN #2 which awards stock options in an effort to further compensate its existing employees and officers and non employee directors and consultants, secure their continued employment, and attract highly qualified employee's and consultants as they are needed.

NO  RESTRICTIONS  ON  TRANSFER

     Upon the exercise of an option, that individual will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

TAX  TREATMENT  TO  THE  INDIVIDUAL  WHO  EXERCISES  THE  OPTION

     The individuals receiving shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise may be deemed ordinary income for federal income tax purposes. The recipient is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

TAX  TREATMENT  TO  THE  COMPANY

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion may be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

RESTRICTIONS  OF  RESALES

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS  INCORPORATED  BY  REFERENCE  AND  ADDITIONAL  INFORMATION

     The Company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended December 31, 2001, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

ITEM  2.     REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: CYBER GROUP NETWORK CORPORATION, P.O. BOX 11403, SAN BERNARDINO, CA 92423 telephone (909) 890-9769.

LEGAL  OPINIONS  AND  EXPERTS

     Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and does not have any interest in the registrant.

     The financial statements of CYBER GROUP NETWORK CORPORATION, incorporated by reference in the Company's Annual Report (Form 10-KSB) for the period ended December 31, 2001, dated March 26, 2002, have been audited by Moore Stephens Wurth Frazer and Torbett, LLP, Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

     Registrant  hereby  states  that (i) all documents set forth in (a) through
(c),  below,  are  incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

               (a)  Registrant's latest Annual Report, whether filed pursuant to
          Section  13(a)  or  15(d)  of  the  Exchange  Act;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

               (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


ITEM 4.     DESCRIPTION OF SECURITIES

     No description of the class of securities (i.e., the $0.001 par value Common Stock ) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Mr. Soloski, whose firm is rendering the legal opinion for this registration, will benefit from the registration of shares under the terms of the Stock Incentive Plan #2


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIMITATION  OF  LIABILITY.
     The articles of incorporation of the Registrant provide the following with respect to liability:
     "A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification."

INDEMNIFICATION.
(a)  ARTICLES  OF  INCORPORATION.
     The articles of incorporation of the Registrant provide the following with respect to indemnification:
     "Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. This right of indemnification extends to legal counsel who renders an opinion concerning the Company's Registration Statement on Form S-8 in connection with the issuance of shares of Common Stock under the Employee Stock Incentive Plan. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article. Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time without respect to indemnification, to provide to all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer."

(b)  BYLAWS.
     The bylaws of the Registrant provide the following with respect to indemnification:
     "The Corporation shall indemnify its directors, officers and employees as follows:
     Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture. trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.
     The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article."(c) NEVADA REVISED STATUTES. A. NRS 78.7502 DISCRETIONARY AND MANDATORY
INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS:  GENERAL
PROVISIONS.
     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.
     B. NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.
     1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
     (a)  By  the  stockholders;
     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.
     3.  The  indemnification  and  advancement  of  expenses  authorized in NRS
78.7502  or  ordered  by  a  court  pursuant  to  this  section:
     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
     C. NRS 78.752 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS AGAINST LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.
     1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.
     2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:
     (a)  The  creation  of  a  trust  fund.
     (b)  The  establishment  of  a  program  of  self-insurance.
     (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
     (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
     3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.
     4.  In  the  absence  of  fraud:
     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and
     (b)  The  insurance  or  other  financial  arrangement:
          (1)  Is  not  void  or  voidable;  and
          (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
     5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS
     6. The Registrant, with approval of the Registrant's Board of Directors, has obtained directors' and officers' liability insurance.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.     EXHIBITS

     (a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

EXHIBIT NO.               TITLE
-----------               -----

4.               Not  Applicable

5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.              Stock Incentive Plan.

15.              Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2 Consent of Moore Stephens Wurth Frazer and Torbett, LLP Certified Public Accountants.

27.              Not Required

28.              Not Required

29.              Not Required

ITEM 9.     UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934;
          and,  where  interim financial information required to be presented by
          Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Bernardino, California on the 8th day of November, 2002.


                              CYBER GROUP NETWORK CORPORATION
                              (Registrant)



                              By:  /s/ Richard Serrano
                                       Richard Serrano, President

     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                      Title                    Date


/s/ Richard Serrano                 President                November 8, 2002
    Richard Serrano                 Director

/s/ Scott Cramer                    CEO, Director            November 8, 2002
    Scott Cramer                    Secretary

/s/ Thomas Hobson                   Chairman of the Board    November 8, 2002
    Thomas Hobson                   Director

/s/ Hector Berrellez                Director                 November 8, 2002
    Hector Berrellez

     FORM S-8 REGISTRATION STATEMENT

     EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement               Descriptions                              Numbered Page
--------------------------------------------------------------------------------


5.            Opinion of Counsel                                          18

10.           STOCK INCENTIVE PLAN #2                                     20

23.1          Consent of Warren J. Soloski                                32

23.2          Consent of Moore Stephens Wurth Frazer and Torbett LLP,
              Certified Public Accountants                                33

Richard Serrano, President
CYBER GROUP NETWORK CORPORATION
P.O. BOX 11403.
SAN BERNARDINO, CA 92423

     Re:  Legal Opinion for S-8 Registration Statement

Dear Mr. Serrano:

     At your request, I have examined the form of Registration Statement which CYBER GROUP NETWORK CORPORATION (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 40,000,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the STOCK INCENTIVE PLAN #2 of the Company (the "Stock Incentive Plan").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1.   Certificate  of  Incorporation  of  the  Company,  as amended to date;

     2.   Bylaws  of  the  Company,  as  amended  to  date;

     3. Resolutions adopted by the Board of Directors of the Company authorizing entry into a Stock Incentive Plan;

     4.   The  Registration  Statement;

     5. The Stock Incentive Plan which the shares are being registered in the Registration Statement.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and pursuant to the Stock Incentive Plan in accordance with the Stock Incentive Plan as contemplated, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered pursuant to the Stock Incentive
Plan is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any Other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,

  /s/  Warren J. Soloski
Warren J. Soloski

STOCK INCENTIVE PLAN #2


     CYBER GROUP NETWORK CORPORATION STOCK INCENTIVE PLAN #2

     1.  GENERAL PROVISIONS

          1.1  PURPOSE.
               -------

               The STOCK INCENTIVE PLAN #2 (the "Plan") is intended to allow designated officers and employees (all of whom are sometimes collectively referred to herein as "Employees") and certain Non-Employee Attorneys and Consultants (all of whom are sometimes collectively referred to as "Selected Persons") of CYBER GROUP NETWORK CORPORATION ("CGPN") and its Subsidiaries which it may have from time to time (CGPN and such Subsidiaries are referred to herein as the "Company") to receive certain options ("Stock Options") to purchase CGPN common stock, $0.001 par value ("Common Stock"), and to receive grants of Common Stock subject to certain restrictions ("Awards"). As used in this Plan, the term "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of CGPN within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The main purpose of this Plan is to provide Employees and Selected Persons with equity-based compensation incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company, and to attract and retain Employees and Selected Persons of exceptional ability. The Plan is expanded to include employee Directors of the Company for granting said employee Directors the right to receive the same salary paid to non-employee Directors in the form of Company stock.

          1.2  ADMINISTRATION.
               --------------

               1.2.1 The Plan shall be administered by the Compensation Committee (the "Committee") of, or appointed by, the Board of Directors of CGPN (the "Board"). The Plan will be administered by a combination of two or more officers and/or directors of the Company, including individuals who are both officers and directors of the Company. Each member of the Committee shall be a "disinterested person" as that term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), but no action of the Committee shall be invalid if this requirement is not met. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum, or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of CGPN By-Laws and of Nevada law applicable to the Board, except as otherwise provided herein or determined by the Board.

               1.2.2 The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan to approve the Employees and Selected Persons nominated by the management of the Company to be granted Awards or Stock Options; to determine the number of Awards or Stock Options to be granted to an Employee or Selected Person; to determine the time or times at which Awards or Stock Options shall be granted; to establish the terms and conditions upon which Awards or Stock Options may be exercised; to remove or adjust any restrictions and conditions upon Awards or Stock Options; to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

               1.2.3 The Company hereby agrees to indemnify and hold harmless each Committee member and each employee of the Company, and the estate and heirs of such Committee member or employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or employee, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Stock Option granted pursuant to the Plan.

          1.3  ELIGIBILITY AND PARTICIPATION.
                -----------------------------

               Employees eligible under the Plan shall be approved by the Committee from those Employees and officers and Selected Persons who, in the opinion of the management of the Company, are in positions which enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company. In selecting Employees and officers and Selected Persons to whom Stock Options or Awards may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors. No member of the Committee shall be eligible to participate under the Plan or under any other Company plan if such participation would contravene the standard of paragraph 1.2.1 above relating to "disinterested persons."

          1.4  SHARES SUBJECT TO THE PLAN.
               --------------------------

               The maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be 40,000,000, subject to adjustment pursuant to the provisions of paragraph 4.1. If shares of Common Stock awarded or issued under the Plan are reacquired by the Company due to a forfeiture or for any other reason, such shares shall be cancelled and thereafter shall again be available for purposes of the Plan. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

     2.  PROVISIONS RELATING TO STOCK OPTIONS

          2.1  GRANTS OF STOCK OPTIONS.
               -----------------------

          The Committee may grant Stock Options in such amounts, at such times, and to such Employees and Selected Persons nominated by the management of the Company as the Committee, in its discretion, may determine. Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code, if so designated by the Committee on the date of grant. The Committee shall also have the discretion to grant Stock Options which do not constitute incentive stock options, and any such Stock Options shall be designated non-statutory stock options by the Committee on the date of grant. The aggregate fair market value (determined as of the time an incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Employee or Selected Person during any one calendar year (under all plans of the Company and any parent or Subsidiary of the Company) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000.00). Non-statutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence. Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the Employee or Selected Person to whom the Stock Option is granted, and which shall be subject to the terms and conditions of this Plan. In the discretion of the Committee, Stock Options may include provisions (which need not be uniform), authorized by the Committee in its discretion, that accelerate an Employee's rights to exercise Stock Options following a "Change in Control," upon termination of such Employee employment by the Company without "Cause" or by the Employee for "Good Reason," as such terms are defined in paragraph 3.1 hereof. The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder.

          2.2  PURCHASE PRICE.
               --------------

          The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall equal the fair market value ("Fair Market Value") of such shares on the date of grant of such Stock Option. Notwithstanding the foregoing, the Exercise Price of Option Shares subject to an incentive stock option granted to an Employee or Selected Person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall be at least equal to 110% of the Fair Market Value of such shares on the date of grant of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price (or if no closing price is reported, the average of the last bid and asked prices) of the Common Stock for the last preceding day on which CGPN's shares were traded, and the method for determining the closing price shall be determined by the Committee.


          2.3  OPTION PERIOD.
               -------------

          The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be ten years or such shorter period as is determined by the Committee. Notwithstanding the foregoing, the Term of an incentive stock option granted to an Employee or Selected Person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall not exceed five years. Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Committee in its sole discretion may determine. Such provisions need not be uniform. Notwithstanding the foregoing, but subject to the provisions of paragraphs 1.2.2 and 2.1, Stock Options granted to Employees and Selected Persons who are subject to the reporting requirements of Section 16(a) of the Exchange Act ("Section 16 Reporting Persons") shall not be exercisable until at least six months and one day from the date the Stock Option is granted unless the Committee adjusts the waiting period as they deem appropriate. The adjustment of the waiting period is to give the Company an ability to attract and retain qualified individuals

          2.4  EXERCISE OF OPTIONS.
               -------------------

               2.4.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Corporate Secretary, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 2.4.2. Payment may be made (i) in cash, (ii) by cashier's or certified check, (iii) by surrender of previously owned shares of the Company's Common Stock valued pursuant to paragraph 2.2 (if the Committee authorizes payment in stock in its discretion),
(iv) by withholding from the Option Shares which would otherwise be issuable upon the exercise of the Stock Option that number of Option Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 2.2) as of the date of the exercise of the Stock Option equal to the exercise price of the Stock Option, if such withholding is authorized by the Committee in its discretion, or (v) in the discretion of the Committee, by the delivery to the Company of the optionee's promissory note secured by the Option Shares, bearing interest at a rate sufficient to prevent the imputation of interest under Sections 483 or 1274 of the Code, and having such other terms and conditions as may be satisfactory to the Committee.

               2.4.2 Exercise of each Stock Option is conditioned upon the agreement of the Employee or Selected Person to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's or Selected Person's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee or Selected Person that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the Employee or Selected Person is a
Section 16 Reporting Person, said person will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee or Selected Person and will timely file all reports required under federal securities laws, and (e) the Employee or Selected Person will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

               2.4.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock
Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock
Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

          2.5  CONTINUOUS EMPLOYMENT.
               ---------------------

               Except as provided in paragraph 2.7 below, an Employee may not exercise a Stock Option unless from the date of grant to the date of exercise such Employee remains continuously in the employ of the Company. For purposes of this paragraph 2.5, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three months and that such Employee returns to the employ of the Company at the expiration of such leave of absence. If such Employee fails to return to the employ of the Company at the expiration of such leave of absence, such Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of an Employee with the Company shall also be deemed to include any period during which such Employee is a member of the Armed Forces of the United States, provided that such Employee returns to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge. If an Employee does not return to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge, such Employee's employment with the Company shall be deemed to have terminated as of the date such Employee's military service ended.

          2.6  RESTRICTIONS ON TRANSFER.
               ------------------------

               Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution. No interest of any Employee or Selected Person under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during an Employee's or Selected Person's lifetime only by such Employee or Selected Person or by such Employee's or Selected Persons legal representative.


          2.7  TERMINATION OF EMPLOYMENT.
               -------------------------

               2.7.1 Upon an Employee's or Selected Persons Retirement, Disability or death, (a) all Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee or Selected Person shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

               2.7.2 Upon the termination of the employment of an Employee or Selected Person with the Company for any reason other than the reasons set forth in paragraph 2.7.1 hereof, (a) all Stock Options to the extent then presently exercisable by such Employee or Selected Person shall remain exercisable only for a period of 90 days after the date of such termination of employment (except that the 90-day period shall be extended to 12 months if the Employee or Selected Person shall die during such 90-day period), and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee or Selected Person shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

               2.7.3     For purposes of this Plan:

                              (a)  "Retirement"  shall  mean  an  Employee's  or
Selected Person's retirement from the employ of the Company on or after the date on which such Employee or Selected Person attains the age of sixty-five (65) years; and

                              (b)  "Disability"  shall  mean total and permanent
incapacity of an Employee or Selected Person, due to physical impairment or legally established mental incompetence, to perform the usual duties of such Employee's or Selected Person's employment with the Company, which disability shall be determined: (i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that the Employee or Selected Person has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.


     3.   PROVISIONS RELATING TO AWARDS

          3.1  GRANT OF AWARDS.
               ---------------

               Subject to the provisions of the Plan, the Committee shall have full and complete authority, in its discretion, but subject to the express provisions of this Plan, to (i) grant Awards pursuant to the Plan, (ii) determine the number of shares of Common Stock subject to each Award ("Award Shares"), (iii) determine the terms and conditions (which need not be identical) of each Award, including the consideration (if any) to be paid by the Employee or Selected Person for such Common Stock, which may, in the Committee's discretion, consist of the delivery of the Employee's or Selected Person's promissory note meeting the requirements of paragraph 2.4.1, (iv) establish and modify performance criteria for Awards, and (v) make all of the determinations necessary or advisable with respect to Awards under the Plan. Each award under the Plan shall consist of a grant of shares of Common Stock subject to a restriction period (after which the restrictions shall lapse), which shall be a period commencing on the date the award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments, for acceleration of the lapse of restrictions upon the satisfaction of such performance or other criteria or upon the occurrence of such events as the Committee shall determine, and for the early expiration of the Restriction Period upon an Employee's or Selected Person's death, Disability or Retirement as defined in paragraph 2.7.3, or, following a Change of Control, upon termination of an Employee's or Selected Person's employment by the Company without "Cause" or by the Employee or Selected Person for "Good Reason," as those terms are defined herein. For purposes of this Plan:

               "CHANGE OF CONTROL" shall be deemed to occur (a) on the date the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities, or (b) on the date the shareholders of the Company approve (i) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (ii) a consolidation of the Company with any other corporation, or
(iii) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

               "CAUSE," when used with reference to termination of the employment of an Employee or Selected Person by the Company for "Cause," shall mean:

               (a) the individual's continuing wilful and material breach of his or her duties to the Company after he or she receives a demand from the Chief Executive of the Company or any other officer specifying the manner in which he or she has wilfully and materially breached such duties, other than any such failure resulting from Disability of the individual or his or her resignation for "Good Reason," as defined herein; or

               (b)     the conviction of a felony; or

               (c) the commission of fraud in the course of his or her employment with the Company, such as embezzlement or other material and intentional violation of law against the Company; or

               (d) the gross misconduct causing material harm to the Company.

               "GOOD REASON" shall mean any one or more of the following, occurring following or in connection with a Change of Control and within 90 days prior to the Employee's or Selected Persons resignation, unless the Employee or Selected Person shall have consented thereto in writing:

               (a) the assignment to the Employee of duties inconsistent with his or her executive status prior to the Change of Control or a substantive change in the officer or officers to whom he or she reports from the officer or officers to whom he or she reported immediately prior to the Change of Control; or

               (b) the elimination or reassignment of a majority of the duties and responsibilities that were assigned to the Employee or Selected Person immediately prior to the Change of Control; or

               (c) a reduction by the Company in the Employee's annual base salary as in effect immediately prior to the Change of Control; or

               (d) the Company's requiring the Employee or Selected Person to be based anywhere outside a 35-mile radius from his or her place of employment immediately prior to the Change of Control, except for required travel on the Company's business to an extent substantially consistent with the

Employee's or Selected Persons business travel obligations immediately prior to the Change of Control; or

               (e) the failure of the Company to grant the Employee a performance bonus reasonably equivalent to the same percentage of salary the Employee normally received prior to the Change of Control, given comparable performance by the Company and the Employee; or

               (f) the failure of the Company to obtain a satisfactory Assumption Agreement (as defined in paragraph 4.12 of the Plan) from a successor, or the failure of such successor to perform such Assumption Agreement.

          3.2  INCENTIVE AGREEMENTS.
               --------------------

               Each Award granted under the Plan shall be evidenced by a written agreement (an "Incentive Agreement") in a form approved by the Committee and executed by the Company and the Employee or Selected Person to whom the Award is granted. Each Incentive Agreement shall be subject to the terms and conditions of the Plan and other such terms and conditions as the Committee may specify.

          3.3  WAIVER OF RESTRICTIONS.
               ----------------------

          The Committee may modify or amend any Award under the Plan or waive any restrictions or conditions applicable to such Awards; provided, however, that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof materially increases the benefits to any Employee or Selected Person, or adversely affects the rights of any Employee or Selected Person without his or her consent.

          3.4  TERMS AND CONDITIONS OF AWARDS.
               ------------------------------

               3.4.1 Upon receipt of an Award of shares of Common Stock under the Plan, even during the Restriction Period, an Employee or Selected Person shall be the holder of record of the shares and shall have all the rights of a shareholder with respect to such shares, subject to the terms and conditions of the Plan and the Award.

               3.4.2 Except as otherwise provided in this paragraph 3.4, no shares of Common Stock received pursuant to the Plan shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such shares. Any purported disposition of such Common Stock in violation of this paragraph 3.4.2 shall be null and void.

               3.4.3 If an Employee's or Selected Persons employment with the Company terminates prior to the expiration of the Restriction Period for an Award, subject to any provisions of the Award with respect to the Employee's or Selected Persons death, Disability or Retirement, or Change of Control, all shares of Common Stock subject to the Award shall be immediately forfeited by the Employee or Selected Person and reacquired by the Company, and the Employee or Selected Person shall have no further rights with respect to the Award. In the discretion of the Committee, an Incentive Agreement may provide that, upon the forfeiture by an Employee or Selected Person of Award Shares, the Company shall repay to the Employee or Selected Person the consideration (if any) which the Employee or Selected Person paid for the Award Shares on the grant of the Award. In the discretion of the Committee, an Incentive Agreement may also provide that such repayment shall include an interest factor on such consideration from the date of the grant of the Award to the date of such repayment.

               3.4.4 The Committee may require under such terms and conditions as it deems appropriate or desirable that (i) the certificates for Common Stock delivered under the Plan are to be held in custody by the Company or a person or institution designated by the Company until the Restriction Period expires, (ii) such certificates shall bear a legend referring to the restrictions on the Common Stock pursuant to the Plan, and (iii) the Employee or Selected Person shall have delivered to the Company a stock power endorsed in blank relating to the Common Stock.

     4.   MISCELLANEOUS PROVISIONS

          4.1  ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.
               -----------------------------------------

               4.1.1 The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under the Plan, the minimum number of shares as to which a Stock Option may be exercised at any one time, and the number and class of shares subject to each outstanding Award, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of 5% for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that (i) upon exercise of the Stock Option, the Employee or Selected Person shall receive the number and class of shares such Employee or Selected Person would have received had such Employee or Selected Person been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company, and (ii) upon the lapse of restrictions of the Award Shares, the Employee or Selected Person shall receive the number and class of shares such Employee or Selected Person would have received if the restrictions on the Award Shares had lapsed on the date of such change or increase or decrease in the number of issued shares of the Company. Notwithstanding the above, the Committee may in its discretion, not subject the employee's stock options and/or awards to any decreases in the in the number of shares issued resulting from stock splits, dividends, recapitalization and/or any other actions of the Company that reduce the number of shares outstanding. In the event of adjustments that increase the number of shares outstanding, the employee's stock options and/or awards will be proportionately adjusted.

               4.1.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which CGPN is not the surviving corporation or in which CGPN survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders of more than 10% of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares and Award Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares and

Award Shares then remaining, as if the Employee or Selected Person had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments. The Committee may in its discretion, not subject the number of shares allocated to the Plan to any changes in the number of shares issued resulting from stock splits, dividends, recapitalization and/or any other action of the Company that affect the number of shares outstanding.

          4.2  WITHHOLDING TAXES.
               -----------------

               The Company shall have the right at the time of exercise of any Stock Option, the grant of an Award, or the lapse of restrictions on Award Shares, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Employee or Selected Person to tender a cash payment to the Company, (ii) by withholding from the Employee's salary or Selected Person's payment, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option, or from the Award Shares on their grant or date of lapse of restrictions, that number of Option Shares or Award Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 2.2) as of the date the withholding tax obligation arises in an amount which is equal to the Employee's or Selected Person's Tax Liability or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Section 16 Reporting Person may be made by the method of payment specified in clause (iii) above only if the following two conditions are satisfied:

               (a) the withholding of Option Shares or Award Shares and the exercise of the related Stock Option occur at least six months and one day following the date of grant of such Stock Option or Award; and

               (b) the withholding of Option Shares or Award Shares is made either (i) pursuant to an irrevocable election ("Withholding Election") made by such Employee or Selected Person at least six months in advance of the withholding of Options Shares or Award Shares, or (ii) on a day within a ten-day "window period" beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings.

Anything herein to the contrary notwithstanding, a Withholding Election may be disapproved by the Committee at any time.

          4.3  RELATIONSHIP TO OTHER EMPLOYEE BENEFIT PLANS.
               --------------------------------------------

               Stock Options and Awards granted hereunder shall not be deemed to be salary or other compensation to any Employee or Selected Person for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

          4.4  AMENDMENTS AND TERMINATION.
               --------------------------

               The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment or modification of this Plan may be adopted, except subject to stockholder approval, which would: (a) materially increase the benefits accruing to Employees or Selected Persons and officers under this Plan,
(b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to paragraph 4.1 hereof), or (c) materially modify the requirements as to eligibility for participation in the Plan.

          4.5  SUCCESSORS IN INTEREST.
               ----------------------

               The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of Employees, Selected Persons and officers.

          4.6  OTHER DOCUMENTS.
               ---------------

               All documents prepared, executed or delivered in connection with this Plan (including, without limitation, Option Agreements and Incentive Agreements) shall be, in substance and form, as established and modified by the Committee; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail.

          4.7  NO OBLIGATION TO CONTINUE EMPLOYMENT.
               ------------------------------------

               This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Employee or Selected Person. Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) or Selected Person and the Company.

          4.8  MISCONDUCT OF AN EMPLOYEE.
               -------------------------

               Notwithstanding any other provision of this Plan, if an Employee or Selected Person commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Committee, in its sole and absolute discretion, such individual shall forfeit all rights and benefits under this Plan.

          4.9     TERM OF PLAN.
                  ------------

               This Plan was adopted by the Board effective November 8, 2002.
No Stock Options or Awards may be granted under this Plan after October 15, 2012.

          4.10     GOVERNING LAW.
                   -------------

               This Plan shall be construed in accordance with, and governed by, the laws of the State of Nevada.

          4.11  SHAREHOLDER APPROVAL.
                --------------------

               No Stock Option shall be exercisable, or Award granted, unless and until the Shareholders of the Company have approved this Plan and all other legal requirements have been fully complied with. Approval may be by Consent of Shareholders without meeting.

          4.12  ASSUMPTION AGREEMENTS.
                ---------------------

               The Company will require each successor, (direct or indirect, whether by purchase, merger, consolidation or otherwise), to all or substantially all of the business or assets of the Company, prior to the consummation of each such transaction, to assume and agree to perform the terms and provisions remaining to be performed by the Company under each Incentive Agreement and Stock Option and to preserve the benefits to the Employees and officers and non employee directors thereunder. Such assumption and agreement shall be set forth in a written agreement in form and substance satisfactory to the Committee (an "Assumption Agreement"), and shall include such adjustments, if any, in the application of the provisions of the Incentive Agreements and Stock Options and such additional provisions, if any, as the Committee shall require and approve, in order to preserve such benefits to the Employees, Selected Persons and officers. Without limiting the generality of the foregoing, the Committee may require an Assumption Agreement to include satisfactory undertakings by a successor:

               (a) to provide liquidity to the Employees and Selected Persons at the end of the Restriction Period applicable to Common Stock awarded to them under the Plan, or on the exercise of Stock Options;

               (b) if the succession occurs before the expiration of any period specified in the Incentive Agreements for satisfaction of performance criteria applicable to the Common Stock awarded thereunder, to refrain from interfering with the Company's ability to satisfy such performance criteria or to agree to modify such performance criteria and/or waive any criteria that cannot be satisfied as a result of the succession;

               (c) to require any future successor to enter into an Assumption Agreement; and

               (d) to take or refrain from taking such other actions as the Committee may require and approve, in its discretion.

The Committee referred to in this paragraph 4.12 is the Committee appointed by a Board of Directors in office prior to the succession then under consideration.

          4.13  COMPLIANCE WITH RULE 16B-3.
                --------------------------

               Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     IN WITNESS WHEREOF, this Plan has been executed effective as of the 16th day of October, 2002.

                              CYBER GROUP NETWORK CORPORATION

                              By:
                                 ---------------------------
                                 Richard Serrano, President

     WARREN J. SOLOSKI Letterhead


     CONSENT OF COUNSEL


     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.



     /s/  Warren J. Soloski
     Warren J. Soloski
     Special Counsel to CYBER GROUP NETWORK CORPORATION

                  Moore Stephens Wurth Frazer and Torbett, LLP
                    CERTIFIED PUBLIC ACCOUNTANTS Letterhead

     CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of CYBER GROUP NETWORK CORPORATION (to be filed on or about November 8, 2002) of our report dated March 26, 2002 appearing in CYBER GROUP NETWORK CORPORATION'S Form 10-KSB for the year ended December 31, 2001.



Walnut, California
November 8, 2002